                                                                   EXHIBIT 10.63

                                FOURTH AMENDMENT

         THIS FOURTH AMENDMENT (the "AMENDMENT") is made and entered into as of the 18th day of November, 2003, by and between CA-THE CONCOURSE LIMITED PARTNERSHIP, A DELAWARE LIMITED PARTNERSHIP ("LANDLORD"), and BROCADE COMMUNICATIONS SYSTEMS, INC., A DELAWARE CORPORATION ("TENANT").

                                    RECITALS

A. Landlord (as successor by conversion to EOP-The Concourse, L.L.C., a Delaware limited liability company, the successor in interest to Spieker Properties, L.P., a California limited partnership) and Tenant are parties to that certain lease dated December 17, 1999 (the "ORIGINAL LEASE"), which Original Lease has been previously amended by instruments dated February 16, 2000 (the "FIRST AMENDMENT"), August 11, 2000 (the "SECOND AMENDMENT") and November 30, 2000 (the "THIRD AMENDMENT") (collectively, the "LEASE"). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 271,387 rentable square feet (the "PREMISES") comprised of all of the rentable area, approximately 210,667 rentable square feet, in the building commonly known as The Concourse VI located at 1745 Technology Drive, San Jose, California ("BUILDING VI"), and 60,710 rentable square feet described as Suite Nos. 250, 260, 300 and 500 on the 2nd, 3rd and 5th floors of the building commonly known as The Concourse V located at 1741 Technology Drive, San Jose, California ("BUILDING V") in the project commonly known as "THE CONCOURSE".

B. Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions. Terms capitalized and not defined herein shall have the definition given them in the Lease or Exhibit A attached hereto.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I. APPROVAL OF ALTERATIONS. Landlord and Tenant agree that, effective as of the date hereof, Tenant has made and Landlord approved all Alterations made by Tenant in Building VI prior to the date this Amendment, including, without limitation, certain Alterations related to the Building VI HVAC systems (the "HVAC Related Alterations") and certain other Alterations, all as listed in Section I of Exhibit A attached hereto (collectively the "EXISTING ALTERATIONS"). Landlord and Tenant acknowledge and agree that certain other Alterations listed on
         Section II of Exhibit A attached hereto are Existing Alterations that have been made and shall be deemed approved by Landlord, on the same terms and conditions contained herein (subject to no additional fee or removal requirements except as expressly provided in the initial approval and in this Amendment), if Tenant provides Landlord with written evidence of such approval no later than December 31, 2003. If no such evidence of approval (or deemed approval pursuant to Section 12(C) of the Lease) is provided to Landlord by December 31, 2003, then such Alterations shall thereafter be subject to Landlord's approval and may be required to be removed upon expiration or termination of this Lease to the extent provided in the Lease.

         A.       Conditions of Approval of Alterations.

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         (1)      Administrative Fee. Tenant shall, upon the execution of this
                  Amendment, pay Landlord an administration fee of fifty thousand dollars ($50,000), which shall be deemed to be equal to 5% of the cost of the Existing Alterations, as required by
                  Section 12 of the Lease.

         (2) Representations and Warranties. As of the date of this Amendment, Tenant represents and warrants that the following are true:

                  (a) Exhibit A hereto contains an accurate and complete description of all Alterations constructed by or on behalf of Tenant in the Premises after the date of the Original Lease and through the date of this Amendment (provided that the parties acknowledge that some of the items listed on Exhibit A are Tenant Improvements).

                 (b) All of the HVAC Related Alterations were installed in accordance with all applicable laws and regulations and as otherwise described in Exhibit A hereto.

                 (c) Tenant has provided Landlord a copy of all invoices, receipts, written documentation and warranties applicable to the Existing Alterations and the work performed in connection with the Existing Alterations to the extent required under the Lease.

                 (d) The terms of Section 8 (regarding Insurance and Indemnification) of the Lease shall specifically apply to the HVAC Related Alterations, including, without limitation, to the roof space or portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors.

B. Covenants. As of January 1, 2004, and for the remainder of the term of this Amendment, including any extension thereof (the "TERM"), Tenant shall be responsible for those matters set forth in this Section B:

                 (a) Tenant shall be responsible for any increased costs to Building VI or The Concourse generated by the HVAC Related Alterations, including, without limitation, all taxes, assessments, charges, fees and other governmental impositions levied or assessed on or because of the HVAC Related Alterations, and any increased electrical costs and the cost of installing a submeter if Building VI becomes a multi-tenant building and Landlord requires such a submeter to measure electrical consumption.

                 (b) Tenant shall be solely responsible for the maintenance of the building systems serving Building VI for HVAC and all controls appurtenant thereto, including, without limitation, the HVAC Related Alterations (collectively, the "HVAC SYSTEMS"), provided that the HVAC Systems shall not include any component of those systems listed on Exhibit B hereto. In addition, Tenant shall be solely responsible for the maintenance of the secondary distribution electrical systems (as more

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                           clearly defined in Section III of Exhibit A attached
                           hereto) serving the laboratories in Building VI and all controls appurtenant thereto (the "SECONDARY DISTRIBUTION SYSTEMS"). Tenant shall at all times maintain the HVAC Systems and Secondary Distribution Systems in a condition consistent with the operation of a first-class office building. Tenant's obligations hereunder include, without limitation, the replacement, at Tenant's sole cost and expense, of any portions of the HVAC Related Alterations and portions of the Existing Alterations related to the Secondary Distribution Systems (but not the remaining portions of the HVAC Systems or base building electrical systems, which shall be subject to Section 1(B)(g) below) if it would be commercially prudent to replace, rather than repair, such portions of the HVAC Related Alterations and such other Existing Alterations, regardless of whether such replacement would be considered a capital expenditure, provided that Tenant may, in its reasonable discretion and provided that such removal shall not negatively affect the overall condition of Building VI, elect to remove instead of replace any component of the HVAC Related Alterations, other Existing Alterations or Secondary Distribution Systems at the end of such component's useful life. In addition, Tenant shall comply with all applicable laws (including permitting requirements) and shall provide Landlord with a copy of any drawings and correspondence related to securing permits, at the time transmitted, as well as current as-built drawings of the electrical plans for Building VI on June 30 and December 31 of each calendar year, which as-built plans shall depict the Secondary Distribution Systems.

                  (c) In connection with Tenant's maintenance and repair obligations contained in subsection (b) above, Tenant shall, at its own cost and expense, enter into a preventive maintenance service contract with a maintenance contractor approved by Landlord, in its reasonable discretion, for servicing the HVAC Systems, and shall provide copies of such contract and periodic maintenance reports to Landlord. At Landlord's option, at any time in which an uncured event of default exists under the Lease, the maintenance service contract shall be prepaid on an annual basis. The maintenance contract shall specifically name Landlord as a third party beneficiary, with the right to receive copies of all notices delivered under such contract and the ability to exercise Tenant's rights thereunder, at Landlord's election, in connection with any cure of Tenant's default by Landlord, or any assumption by Landlord of Tenant's maintenance obligations with respect to the HVAC Systems.

                  (d) Upon expiration or earlier termination of the Lease or Tenant's right to possession of the Premises, Landlord, at its option, shall have the right to require Tenant, at Tenant's sole cost and expense, to restore or remove any Alterations installed after the date of this Amendment (to the extent provided in the Lease). In addition, Tenant acknowledges and agrees that it shall, upon the expiration or earlier termination of the Lease or Tenant's right to possession of the

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                           Premises, remove the 2'x4' ceiling grids and
                           referenced in the letter to Sigmatech from Landlord (or its predecessor in interest) regarding same and dated February 17, 2000 (the "REMOVABLES"), and Tenant shall restore the area(s) affected by the Removables to the condition such areas were in prior to installation of such Removables, ordinary wear and tear excepted. Landlord acknowledges and agrees that Tenant shall not be required to remove or to restore the Transformer Alterations, Main Electrical Switchboard Alterations or any HVAC Equipment (each as defined in Exhibit A hereto) to the condition the transformers and related conductors were in prior to commencement of the Lease.

                  (e) Any damage related to the installation, maintenance, operation and removal of the Existing Alterations (to the extent not caused by Landlord's gross negligence or intentional misconduct), shall be repaired by Tenant, in a manner previously approved by Landlord, or, in Landlord's sole and absolute discretion and with prior notice to Tenant, by Landlord or a third party contractor hired by Landlord, at the sole cost and expense of Tenant. This provision shall survive any expiration or termination of the Lease.

                  (f) The Existing Alterations shall remain the property of Tenant (unless expressly the property of PG&E as provided in Exhibit A hereto) until the expiration or earlier termination of the Lease or Tenant's right to possession of the Premises, at which time they shall become the property of Landlord unless they are required to be removed by the express terms of this Amendment.

                  (g) Landlord and Tenant acknowledge and agree that THE "LANDLORD MAINTAINED SYSTEMS" set forth in Exhibit B attached hereto shall be deemed included in Landlord's repair, maintenance and replacement obligations as provided in Section 10 of the Lease, and the cost of such repair, maintenance and replacement shall be included in Operating Expenses to be billed to Tenant as provided in Section 7 of the Lease to the extent they are properly included in the definition of "Operating Expenses". In addition, Landlord (and not Tenant) shall be responsible for the replacement of portions of the HVAC Systems and Electrical Systems, other than the HVAC Related Alterations and other Existing Alterations, and the cost of such replacement shall be included in Operating Expenses to be billed to Tenant as provided in Section 7 of the Lease to the extent they are properly included in the definition of "Operating Expenses". Landlord shall reasonably cooperate to maintain the BMS (as defined in Exhibit B) in the manner required for Tenant to operate the HVAC Systems, including by making temperature adjustments and programming adjustments reasonably required and noticed by Tenant during regular building hours. In connection with such maintenance of the BMS, Landlord shall promptly notify Tenant if as soon as reasonably possible after Landlord learns that the BMS is at any time not working, impaired or

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                           damaged, and at the Tenant's request shall provide
                           current documentation with respect to such maintenance and access to the BMS for purposes of inspection of same by the Tenant or as required by applicable Regulations. Landlord further agrees that Tenant shall have the right to add a stand-alone BMS unit within Building VI that would be sufficient to support the HVAC Systems, subject to Landlord's reasonable approval as provided in the Lease for Alterations. Landlord also agrees that Tenant shall have the right to read meters in the electrical rooms, inspect the base electrical systems in Building VI and make electrical repairs, provided that such repairs shall be performed by MCM, Cupertino Electric or another electrical contractor previously approved in writing by Landlord, and further provided that Tenant shall notify Landlord, in writing, of the nature of repairs.

II. OTHER PERTINENT PROVISIONS. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

         A. Landlord's Notice Addresses. The Basic Lease Information section of the Lease is hereby amended to reflect that notices to Landlord shall be addressed as follows:

Landlord:                               With a copy to:
CA-The Concourse Limited Partnership    Equity Office
c/o Equity Office                       One Market Street
1740 Technology Drive                   Spear Tower, Suite 600
Suite 150                               San Francisco, CA 94105
San Jose, California  95110             Attention: Regional Counsel- San Jose Region
Attention:  Property Manager

                  Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check or by other means acceptable to Landlord.

         B.       Waivers.

                  1. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, Sections 1941 and 1942 of the California Civil Code (Repairs and Alterations), or any similar or successor laws now or hereinafter in effect.

                  2. REMEDIES. TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE LEASE TERM, AS AMENDED HEREBY, PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY

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                           REASON OF TENANT'S BREACH. TENANT ALSO HEREBY WAIVES,
                           TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE, AS HEREBY AMENDED.

III.     MISCELLANEOUS.

         A. This Amendment and the following exhibits and attachments attached hereto, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. In no event shall this Amendment be construed as giving Tenant any new entitlement to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

         B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

         C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

         D. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

         E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

         F. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "LANDLORD RELATED PARTIES") harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "TENANT RELATED PARTIES") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

         G. Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

         H. This Amendment may be executed in any number of identical counterparts, any

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                  or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as but a single instrument.

         IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

                  LANDLORD:

                  CA-THE CONCOURSE LIMITED PARTNERSHIP, A
                  DELAWARE LIMITED PARTNERSHIP

                  By: EOM GP, L.L.C., a Delaware limited liability company, its general partner

                      By: Equity Office Management, L.L.C., a
                          Delaware limited liability company, its non-member manager

                          By:    /s/ John W. Petersen
                                 -----------------------------------------------
                          Name:  John W. Petersen
                          Title: Regional Senior Vice President

                  TENANT:

                  BROCADE COMMUNICATIONS SYSTEMS, INC., A
                  DELAWARE CORPORATION

                  By:    /s/ Antonio Canova
                         --------------------------------
                  Name:  Antonio Canova
                  Title: CFO

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                                    EXHIBIT A
                              EXISTING ALTERATIONS

I. The following Alterations have been made by Tenant to Building VI and have been previously approved by Landlord, some of which are part of the Tenant Improvements:

A.       "MAIN ELECTRICAL SWITCHBOARD ALTERATIONS".

         Prior to the completion of the Existing Alterations, 2 main electrical lines, or busses, served the electrical demand for Tenant's Premises in Building VI (i.e. 1745 Technology Drive). These busses were fed from one main electrical switchboard located in the main electrical room on the ground floor of Building VI. In order to balance the electrical load between these busses, Tenant relocated one of the busses from the main electrical switchboard to the second main electrical switchboard, also located in the main electrical room on the ground floor of Building VI.

         Tenant completed the work, in accordance with the plans titled "Existing & New Single Line Design", consisting of Sheet E-39, prepared by Sasco, as engineered by Charles C. Nguyen, dated 2/1/2000, as last revised 6/9/2000, and referring to "Cadfile #0122-S dated 3/11/2002" (the "MAIN ELECTRICAL SWITCHBOARD ALTERATIONS"). Such work was performed by Sasco Valley Electric.

B.       "TRANSFORMER ALTERATIONS".

         Tenant replaced two existing 1000 KVA transformers servicing Building VI (i.e. 1745 Technology Drive) and belonging to Pacific Gas & Electric (PG&E), with two 2500 KVA transformers, and increased the conductors, or feeders, from the transformers to the main switchboard in order to facilitate the full capacity of the two larger replacement transformers (the "TRANSFORMER ALTERATIONS"). Such work was performed by, and the replacement transformers belong to, PG&E.

C.       "TEMPORARY CHILLERS AND GENERATORS".

         Tenant acknowledges and agrees that it has installed, used and removed temporary chillers and generators in the parking lot of the Building in order to provide electrical power and HVAC service to Building VI during the Service Interruption Period.

D.       "SUPPLEMENTAL HVAC".

         Tenant acknowledges and agrees that it has installed in Building VI, including on the roof, the following equipment (the "HVAC EQUIPMENT") for use in connection with Tenant's computer/data center room and lab rack systems in the Premises located in Building VI:

         Two (2) RTAA 200 ton Chillers
         Chilled Water Pumps

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                  Emergency
                  Generator Uninterrupted Power Supply Systems
                  Expansion Tank
                  Heat Pumps
                  Sput System Fan Coil Units ACI-1
                  Sput System Condensing Unit ACI-1
                  Two (2) Liebert Systems (LU5-1 and LU5-2)
                  Twenty Three (23) Fan Coil Units

                  The HVAC Equipment installed on the roof of Building VI does not exceed, in the aggregate, 400 tons of chilling capacity. The area in which Landlord has approved and Tenant has installed the HVAC Equipment on the roof space is the "CHILLER ROOF SPACE".

                  Tenant acknowledges and agrees that it has also installed in Building V, the following equipment, which will also be part of the HVAC Equipment, for use in connection with Tenant's systems in the Premises located in Building V:

                  Five (5) Heat Pumps

E.       FIRST FLOOR EAST SIDE OFFICE RECONFIGURATION

II. The following Alterations have been made by Tenant to Building VI and remain subject to Landlord's approval and the requirement, to the extent provided in the Lease, that they be removed upon expiration or earlier termination of the Lease, unless and until Tenant either submits proof of prior approval (or deemed approval pursuant to the Lease) as provided in the Amendment to which this Exhibit A is attached or obtains Landlord's approval hereafter:

         A.       Supplemental HVAC

                  Three (3) thirty ton floor-mounted air handler units

         B.       Electrical

                  Two (2) Panels
                  One (1) Transformer
                  Electrical Distribution within the Laboratories

III. "SECONDARY DISTRIBUTION SYSTEMS" shall mean all electrical feeds from electrical panels. The following functions with respect to Secondary Distribution Systems may be performed by Tenant without Landlord's prior consent:

       Additions, deletions and rerouting of circuitry supporting laboratories

       Wire mold

       Starline BUS

       Dedicated outlets

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                                    EXHIBIT B
                           LANDLORD MAINTAINED SYSTEMS

The following shall be "LANDLORD MAINTAINED SYSTEMS":

Life safety systems and core generator
Base electrical systems other than Secondary Distribution Systems
Base plumbing systems and all controls appurtenant thereto
Siemens DDC Building Management System in Garage that services the HVAC Systems and the life safety systems (the "BMS")
Roof Membrane
Windows and window frames
Elevators
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